Exhibit 15

Schwartz Levitsky Feldman llp
Chartered Accountants
Toronto, Montreal, Ottawa


ADVISORY LETTER IN CONNECTION WITH THE UNAUDITED FINANCIAL STATEMENTS
        OF THE WIDECOM GROUP INC. FOR THE QUARTER ENDED JUNE 30, 1999

The accompanying consolidated balance sheet of The WideCom Group Inc. ("the Company") as of June 30, 1999, and the consolidated statements of operations, shareholders' equity and cash flows for the quarter ended June 30,1999 were compiled by management and were included in Form 10QSB as filed by the Company and Incorporated in the Registration Statement Form SB2.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited, reviewed or otherwise been associated with the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


Toronto, Ontario
October 7, 1999

                                       /s/ Schwartz Levitsky Feldman llp
                                       ---------------------------------
                                           Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2x1
Tel: 416-785-5353
Fax: 416-785-5663